Exhibit 3.2

BYLAWS

OF

PHX MINERALS INC.

(a Delaware corporation)

(Effective as of April 1, 2022)

TABLE OF CONTENTS

BYLAWS

PHX MINERALS INC.

(a Delaware corporation)

(Effective as of April 1, 2022)

i

ii

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BYLAWS

OF

PHX MINERALS INC.

(Effective as of April 1, 2022)

The following Bylaws of PHX Minerals Inc., a Delaware corporation (the “Corporation”), have been adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation, effective as of April 1, 2022.

The following terms used herein shall have the following meanings: (i) “Bylaws” shall mean the Corporation’s Bylaws as in effect from time to time; (ii) “Certificate of Incorporation or “Certificate” shall mean the Corporation’s Certificate of Incorporation as in effect from time to time; (iii) “DGCL” shall mean the Delaware General Corporation Law as it may be amended from time to time; (iv) “Common Stock” shall mean the Corporation’s common stock; (v) “whole Board” shall mean the total number of directors which the Corporation would have if there were no vacancies; (vi) “Non-Executive Chairman” shall mean the director elected from time to time by the Board to serve as the Non-Executive Chairman of the Board; and (vii) “Board” shall mean the Board of Directors of the Corporation and an individual member of the Board may be referred to as a “director”.

ARTICLE I
STOCKHOLDERS

Section 1.01Annual Meeting.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting in accordance with the provisions of these Bylaws and the DGCL, shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, on such date, and at such time as the Board shall each year fix, which date shall be within six (6) months following the end of the fiscal year of the Corporation.

Section 1.02Special Meetings.  Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by the DGCL, at any time only by the Board.  The Board shall have the sole right to determine the proper purpose or purposes of such meeting.  Special meetings of the stockholders shall be held at such places, if any, either within or without the State of Delaware, or by means of remote communication, on such dates and times as the Board may determine which shall be specified in the respective notices or waivers of notice thereof.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the special meeting.

Section 1.03Notice of Meetings; Waiver.  The Secretary or any Assistant Secretary shall cause written notice of the place (if any), means of remote communication (if any), date, and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally, by e-mail, by other electronic transmission permitted by applicable law or by mail, not less than ten (10) nor more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or required by the DGCL.  If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that such notice has been given, in the absence of fraud, will be prima facie evidence of the facts stated therein.

No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice.  The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 1.04Record Date for Meetings of Stockholders.  In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.05Quorum.  Except as otherwise required by the DGCL, the Certificate of Incorporation, or these Bylaws, the presence in person or by proxy of the holders of record of a majority of the shares of Common Stock entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 1.06Adjournment.  If a quorum is not present at any meeting of the stockholders, then the chairman of the meeting or the stockholders present in person or by proxy shall have the power to adjourn any meeting from time to time until a quorum is present.  Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken; provided, however, if the adjournment is for more than thirty (30) days, or, if after the adjournment, a new record date for the adjourned meeting is fixed, a notice of the adjourned meeting, conforming to the requirements of Section 1.03, shall be given to each stockholder of record entitled to vote at such meeting.  At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

Section 1.07Voting.  If a record date has been fixed by the Board for a meeting of stockholders, every holder of record of shares of Common Stock entitled to vote at a meeting of stockholders shall be entitled to one (1) vote for each share of Common Stock outstanding in his, her or its name on the books of the Corporation at the close of business on such record date.  If no record date has been fixed, then every holder of record of shares of Common Stock entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of Common Stock standing in his, her or its name on the records of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  Except as otherwise required by the DGCL, the Certificate of Incorporation or these Bylaws, the vote of a majority of the shares of Common Stock represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

Section 1.08Voting by Ballot.  At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting, as determined pursuant to Section 1.10.  If ordered by the chairman of the meeting, the vote upon any election or question shall be taken by ballot and, upon like order, the voting shall be conducted by one or more inspectors, selected by such chairman of the meeting, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by such inspector(s).  Unless ordered by the chairman of the meeting, or required by the DGCL, no vote of the stockholders need be taken by written ballot or conducted by inspectors of election.  Any vote which need not be taken by ballot may be conducted in any manner approved by the chairman of the meeting.

Section 1.09Proxies.  Any stockholder entitled to vote at any meeting of the stockholders may, by a written instrument signed by such stockholder, or his, her or its attorney‑in‑fact, authorize another person or persons to vote at any such meeting.  No such proxy shall be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where the DGCL provides that a proxy shall be irrevocable.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Each proxy shall be delivered to the inspectors of election prior to or at the meeting.

Section 1.10Conduct of Stockholders’ Meetings.  The Chief Executive Officer shall preside at all stockholders’ meetings as the chairman of the meeting.  The Board may designate another person to preside over a meeting of stockholders as the chairman.  The Secretary or in his absence a person designated by the Chief Executive Officer shall act as secretary of the meeting.

The Board may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 1.11List of Stockholders Entitled to Vote.  The Corporation shall prepare a complete list of holders of Common Stock entitled to vote at any meeting of the stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order and showing the address of each such holder and the number of shares of Common Stock registered in the name of each such holder; provided that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days before the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation.

The stock list shall also be kept at the place of the meeting during the whole time thereof, and shall be open to examination during the meeting by any stockholder who is present.  The original or duplicate stock ledger shall be the only evidence as to the identity of the stockholders entitled to examine the stock list and to vote in person or by proxy at the meeting.

Section 1.12Inspectors of Elections.  The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  The inspector or inspectors so appointed or designated shall ascertain the number of shares of Common Stock outstanding and the voting power of each, determine the number of shares of Common Stock represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares of Common Stock represented at the meeting and their count of all votes and ballots.  Such certification and report shall specify such other information as may be required by the DGCL.  In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders of the Corporation, the inspectors may consider such information as is permitted by the DGCL.  No person who is a candidate for an office at an election may serve as an inspector at such election.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

Section 1.13Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a)Annual Meetings of Stockholders.

(1)Nominations of individuals for election to the Board and the proposal of other business to be considered by the stockholders may only be made at an annual meeting of stockholders

(i)   pursuant to the Corporation’s notice of meeting,

(ii)   by or at the direction of the Board, or

(iii)   by any stockholder of the Corporation who was

(A)    a stockholder of record both at the time of giving of notice provided for in this Section 1.13(a) and at the time of the annual meeting,

(B)    is entitled to vote at the meeting, and

(C) complies with this Section 1.13(a).

Clause (iii) above shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2)Without qualification, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 1.13(a)(1), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders.  To be timely, a stockholder’s notice shall set forth all information required under this Section 1.13 and shall be delivered to the Secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual stockholders’ meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made.  In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(3)To be in proper form, such stockholder’s notice, whether given pursuant to Section 1.13(a)(2) for annual meetings, or Section 1.13(b) for special meetings, shall set forth:

(i)   as to each individual whom the stockholder proposes to nominate for election or reelection as a director,

(A)    the name, age, business address and residence address of such individual,

(B)    the number of shares of Common Stock that are beneficially owned by such individual and the date such shares were acquired and the investment intent of such acquisition,

(C)    whether such stockholder believes any such individual is independent of the Corporation and information regarding such individual that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Corporation, to make such determination,

(D)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and Stockholder Associated Person (defined below), if any, and their respective Affiliates and associates or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K under the Exchange Act as if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of the registrant,

(E)    all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and

(F)    such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee;

(ii)   as to any other business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth:

(A)    a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom,

(B)    a description of all agreements, arrangements and understandings between such stockholder and Stockholder Associated Person, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, and

(C)    the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and

(iii)   as to the stockholder giving the notice and any Stockholder Associated Person, if any, on whose behalf the nomination or proposal is made, set forth,

(A)    the name and address of such stockholder and of such Stockholder Associated Person, as they appear on the Corporation’s books,

(B)    the number of all shares of Common Stock which are, directly or indirectly, owned beneficially and of record by such stockholder and by such Stockholder Associated Person,

(C)    any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any shares of Common Stock or with a value derived in whole or in part from the value of shares of Common Stock, whether or not such instrument or right shall be subject to settlement in the underlying class of shares of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and by such Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of Common Stock of the Corporation,

(D)    any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such Stockholder Associated Person has a right to vote any shares of Common Stock,

(E)    any short interest in any shares of Common Stock (for purposes of this Section 1.13, a person shall be deemed to have a short interest in such shares if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit  derived from any decrease in the value of such shares),

(F)    any rights to dividends on the shares of Common Stock owned beneficially by such stockholder or such Stockholder Associated Person that are separated or separable from the underlying shares of Common Stock,

(G)    any proportionate interest in shares of Common Stock or Derivative Instruments held, directly, by a general or limited partnership in which such stockholder or such Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner,

(H)    any performance related fees (other than an asset-based fee) that such stockholder or such Stockholder Associated Person is entitled to based on any increase or decrease in the value of the shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interest held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose any such ownership as of the record date), and

(I)    any other information relating to such stockholder and Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(4)Notwithstanding anything in this Section 1.13(a) to the contrary, in the event the Board increases or decreases the number of directors in accordance with Section 2.02 of these Bylaws, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 1.13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b)Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of individuals for election to the Board may be made at a special meeting of stockholders at which directors are to be elected:

(i)   pursuant to the Corporation’s notice of meeting,

(ii)   by or at the direction of the Board, or

(iii)   provided that the Board has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who:

(A)    is a stockholder of record at the time of giving of notice provided for in this Section 1.13 and at the time of the special meeting,

(B)    is entitled to vote at the meeting, and

(C)    complies with the notice provisions and procedures set forth in this Section 1.13 as to such nomination.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice in the form required by Section 1.13(a)(3) shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)General.

(1)To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.13 of these Bylaws) to the Secretary at the executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person

(i)   is not and will not become a party to,

(A)    any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(B)    any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law,

(ii)   is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein,

(iii)   in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time, and

(iv)   will abide by the requirements of any resignation policy in connection with the majority voting policies of the Corporation, if applicable.

(2)Upon written request by the Secretary or the Board or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting stockholders shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board or any committee thereof or any authorized office of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder or proposed nominee pursuant to this Section 1.13.  If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 1.13.

(3)Only such individuals who are nominated in accordance with this Section 1.13 shall be eligible for election as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 1.13.  The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.13 and, if any proposed nomination or business is not in compliance with this Section 1.13, to declare that such defective proposal or nomination shall be disregarded.

(4)Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.13, provided however, that any references in this Section 1.13 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.13(a)(1)(iii) or Section 1.13(b).  Nothing in this Section 1.13 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

(5)For the purposes of this Section 1.13, the terms below shall have the following meanings:

(i)   “Stockholder Associated Person” of any stockholder shall mean:

(A)    any person controlling, directly or indirectly, or acting in concert with, such stockholder,

(B)    any beneficial owner of shares of Common Stock of the Corporation owned of record or beneficially by such stockholder, and

(C)    any person controlling, controlled by or under common control with such Stockholder Associated Person;

(ii)   the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election or directors;

(iii)   “public announcement” shall mean disclosure:

(A)    in a press release reported by a national news service, or

(B)    in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act; and

(iv)   “Affiliate” is defined in Section 1.14(b)(viii).

Section 1.14Stockholder Access to Corporation’s Proxy Statement for Director Elections.

(a)Election of Directors.  Whenever the Corporation solicits proxies with respect to an election of directors at an annual or special meeting (an “Election”), it shall include in its proxy statement and on its proxy card, in addition to individuals nominated by the Board, up to the Permitted Number of individuals nominated in compliance with these Bylaws by one or more Eligible Stockholders (such right of inclusion being sometimes referred to as “Access” and the individual nominee of each Eligible Stockholder being sometimes referred to as an “Access Nominee”).  Any Eligible Stockholder holder seeking to have its nominee included in the Corporation’s proxy statement and on the Corporation’s proxy card shall comply with all provisions of these Bylaws otherwise applicable to stockholder nominations and furnish to the Secretary of the Corporation, no later than the last day on which stockholder nominations for consideration in the Election may be made under Section 1.13 of these Bylaws (the “Advance Notice Date”),

(i)   the information set forth in Section 1.13,

(ii)   the questionnaire and representation and agreement required by Section 1.13(c)(1),

(iii)   the written undertakings described in subsections (d) and (e) below, and

(iv)   any accompanying statement from the Eligible Stockholder (as defined below) to be included in the Corporation’s proxy statement, which statement in order to be so included shall not exceed 500 words and must fully comply with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including Rule 14a‑9.

Notwithstanding anything to the contrary contained in this Section 1.14, the Corporation may omit from its proxy materials any information or statement that it, in good faith,

believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation, or listing standard. Additionally, nothing in this Section 1.14 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Access Nominee.

The form of proxy that the Corporation distributes for the annual meeting of stockholders shall permit stockholders to give instructions for the voting of their shares with respect to the election of the Access Nominee in substantially the same manner as provided with respect to the nominees of the Board, but shall clearly distinguish between an Access Nominee and a nominee of the Board.  The nominees need not be listed in alphabetical order either in the proxy statement or the form of proxy.  Moreover, the form of proxy may permit stockholders to vote for all of the Boards’ nominees without specifying each such nominee, as well as to give discretion to the named proxies to vote for (or withhold votes from) nominees of their choice.

The Corporation shall not be required to provide Access with respect to any annual meeting of stockholders (a) for more than the Permitted Number of stockholder nominees or (b) if it receives timely notice pursuant to Section 1.13 that any stockholder proposes to nominate a candidate for election with respect to which Access is not being requested.

(b)Definitions.  For purposes of this Section 1.14:

(i)   “Permitted Number” means one seat on the Corporation’s Board; provided, however, that the Permitted Number shall be reduced, but not below zero, by the sum of (a) the number of such director candidates for which the Corporation shall have received from Eligible Stockholders by the Advance Notice Date one or more valid stockholder notices nominating director candidates, and (b) the number of directors in office for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 1.14 (“Access Director”), other than any such person who has served as a director continuously for at least six years.

(ii)   “Eligible Stockholder” means a stockholder of the Corporation that, together with its Affiliates, has continuously held Beneficial Ownership and Economic Interest of not less than the Required Interest for at least one year preceding the Advance Notice Date, and that complies with all applicable provisions of these Bylaws; provided that for purposes of determining an Eligible Stockholder, the following shares shall be excluded: (a) shares sold by such person or any of its Affiliates in any transaction that has not been settled or closed (b) shares borrowed by such person or any of its Affiliates for any purposes or purchased by such person or any of its Affiliates pursuant to an agreement to resell or (c) shares subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such person or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such person’s or Affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or Affiliate.

(iii)   “Beneficial Ownership” means the power to vote or direct the voting of, or to dispose or direct the disposition of, the securities in question.

(iv)   “Economic Interest” in a security means having or sharing the opportunity, directly or indirectly, to profit or share in any profit (or loss) derived from a transaction in the security, including through options, swaps or other derivative securities or synthetic arrangements.

(v)   “Independent” with respect to a nominee for director pursuant to this Section 1.14 shall mean (a) that the nominee would be considered an independent director in accordance with the listing standards of the principal U.S. securities market in which the Common Stock trades or, if no such listing standards are applicable at the time, in accordance with the standards used by the Board or a duly authorized committee thereof in determining and disclosing the independence of the Corporation’s directors in accordance with the rules of the SEC and (b) the nominee is not an employee or officer of, or consultant to, the Eligible Stockholder or any of its Affiliates and has no other material association, by agreement, understanding or familial or other relationship, with the Eligible Stockholder or any of its Affiliates.

(vi)   “Disqualified Repeat Nominee” in respect of an election shall mean an individual as to whom access to the Corporation’s proxy materials for the immediately preceding election was provided and who (i) withdrew from or became ineligible or unavailable for election at the meeting, or (ii) received at such meeting votes in favor of his or her election representing less than 50% of the total votes cast for or withheld from his or her election.

(vii)   “Required Interest” means 5% of the outstanding Common Stock entitled to vote in the Election, based upon the number of outstanding shares of Common Stock most recently disclosed prior to the Advance Notice Date by the Corporation in a filing with the Securities and Exchange Commission.

(viii)   “Affiliate” of a specified person means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the specified person, and, with respect to any investment company (as defined in the Investment Company Act of 1940, whether or not exempt from registration thereunder), shall also include all other investment companies managed by the same investment adviser or any of its Affiliates.

(c)Limitation on Nominees by Eligible Stockholders.  Subject to the following sentence and any undertaking previously provided by an Eligible Stockholder pursuant to Section 1.14(d) below, each Eligible Stockholder, together with its Affiliates, may nominate one, and not more than one, individual under this Section for inclusion in the Corporation’s proxy statement and on its proxy card.  If the Corporation shall receive more than the Permitted Number of proposed nominations from Eligible Stockholders in compliance with these Bylaws, then the nominee nominated by the Eligible Stockholder possessing the largest Beneficial Ownership of Common Stock as of the Advance Notice Date shall be the only nominee for purposes of this Section 1.14.

(d)Delivery of Undertaking by Eligible Stockholders.  Any Eligible Stockholder nominating an individual for director in accordance with this Section shall execute and deliver to the Corporation no later than the Advance Notice Date an undertaking, in a form to be provided by the Secretary of the Corporation, that it will, and will cause its Affiliates to,

(i)   not sell or otherwise dispose of its Beneficial Ownership and Economic Interest of Common Stock so as to reduce the Beneficial Ownership and Economic Interest held by such Eligible Stockholder, together with its Affiliates, below the Required Interest on or prior to the date of the Election (and representing that they have no present intention of reducing, within one year following the Election, their aggregate Beneficial Ownership and Economic Interest below the greater of (x) the Required Interest and (y) 75% of their aggregate Beneficial and Economic Interest as of the Advance Notice Date),

(ii)   comply with the provisions of the Corporation’s Certificate of Incorporation and Bylaws and all laws and regulations relating to the accompanying statement submitted by the Eligible Stockholder and any solicitation or communications with stockholders of the Corporation in connection with such nomination,

(iii)   indemnify the Corporation and its agents and representatives in respect of any and all liabilities that may arise out of the accompanying statement submitted by the Eligible Stockholder or any solicitation or communications with stockholders of the Corporation by such Eligible Stockholder, its Affiliates or their respective agents or representatives in connection with such nomination, including as a result of any violation of law or regulation by such Eligible Stockholder, its Affiliates or their respective  agents or representatives in connection therewith,

(iv)   not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the matters to be voted on at the meeting at which the Election is held,

(v)   file all solicitation materials used by it or on its behalf with the Securities and Exchange Commission under cover of Schedule 14A promulgated under the Exchange Act, and

(vi)   for a period of one year from the date of the Election, not (x) nominate any individual to be a director of the Corporation or conduct any solicitation with respect to an election for directors of the Corporation other than with respect to the Election and in accordance with this Section 1.14 or (y) acquire or propose to acquire Beneficial Ownership of or an Economic Interest in any Common Stock such that such Eligible Stockholder, together with its Affiliates, would have aggregate Beneficial Ownership of, and/or an Economic Interest in, more than the greater of (I) 10% of the Common Stock or (II) an additional 5% of the Common Stock in excess of the aggregate Beneficial Ownership and Economic Interest held by such Notice Date.

(e)Delivery of Undertaking From Nominee of Eligible Stockholder. Any Eligible Stockholder nominating an individual for director in accordance with this Section, in addition to the requirements of Section 1.13(c)(1), shall also deliver to the Corporation no later than the Advance Notice Date a signed undertaking of its nominee agreeing that he or she will tender his or her resignation from the Board if: (i) any of the information provided to the Corporation by the Eligible Stockholder or the nominee pursuant to this Bylaw is determined to be inaccurate in any material respect, or (ii) the Eligible Stockholder or any of its Affiliates shall breach their obligations under the undertakings described in subsection (d) above in any material respect.

(f)Consideration By Governance and Sustainability Committee.  The Governance and Sustainability Committee, or any successor Committee responsible for recommending director nominees to the Board, shall consider a nomination pursuant to this Section 1.14, and shall determine if the Access Nominee is Independent and may, in its discretion, make a recommendation to the Board as to whether the Access Nominee should be nominated by the Board for election at the annual meeting of stockholders.

If the Board nominates an Access Nominee as part of the Board’s slate of nominees, the Notice of Access will be deemed withdrawn and the former Access Nominee shall be presented to the stockholders in the same manner as any other nominee of the Board.  However, if elected, the Access Nominee shall be considered a director for whom Access was provided for all purposes of this Section, including the determination of the Permitted Number.  If the Board does not so nominate the Access Nominee, access to the Corporation’s proxy materials shall be provided in accordance with the terms and subject to the conditions of this Section 1.14.

The Board or a Committee thereof may adopt such rules or guidelines for applying the provisions of this Section as it determines are appropriate.  These may include timing and other such adjustments as may be appropriate in the event an Access Nominee for whom Notice of Access has been provided becomes unavailable or unwilling to serve or becomes ineligible.

(g)Exclusive Method for Inclusion.  This Section 1.14 shall provide the exclusive method for stockholders to include nominees for director in the Corporation’s proxy statement and on the Corporation’s proxy card.

Section 1.15Consent of Stockholders in Lieu of Meeting.  Whenever the vote of stockholders at any annual or special meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action taken, shall be signed by the holders of seventy-five percent (75%) of the outstanding shares of Common Stock and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, postage prepaid, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 1.15 to the Corporation, written consents signed by the holders of the requisite number of shares of outstanding Common Stock are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, postage prepaid, return receipt requested.

An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 1.15, provided, that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder.

ARTICLE II
DIRECTORS

Section 2.01General Powers.  Except as may otherwise be provided by the DGCL, by the Certificate of Incorporation or by these Bylaws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board and the Board may exercise all the powers of the Corporation.

Section 2.02Number; Election.  The number of directors constituting the whole Board shall be not less than five and shall be designated by resolution adopted by a vote of (i) two-thirds (2/3) of the whole Board, or (ii) at an annual or special meeting of the stockholders by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the shares of outstanding Common Stock entitled to vote.  No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term.  The Board shall be divided into three classes as nearly equal in number as possible with the term of office of one class expiring each year.  Except as otherwise provided in this Section 2.02, and in Sections 2.03 and 2.12, each class of directors shall be elected for three (3) year terms at each annual meeting of the stockholders.  Each director and his or her replacement (whenever elected) shall hold office until the next annual election of the class for which each such director has been chosen and his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.  If the annual meeting for the election of directors is not held on the date designated therefor, the Non-Executive Chairman shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for an uncontested election of directors, provided a quorum is present, the directors shall be elected by a majority of the votes validly cast.  If the election of directors is contested, which the Board may determine at the record date for a stockholders’ meeting or at the time the Company’s Proxy Materials are mailed to stockholders, directors shall be elected by a plurality of the votes validly cast in such election.  If the Board determines that the election of directors is contested, the plurality vote standard shall remain even if there is no contested election at the time of the stockholders’ meeting. If an incumbent director fails, in an uncontested election, to receive the vote required to be elected in accordance with this Section 2.02, then, such director shall tender his or her resignation, to be effective the earlier of ninety (90) days following certification of the election results or the date on which the Board selects a person to fill the office held by that director in accordance with the procedures set forth in these Bylaws and, except to the extent otherwise provided in these Bylaws, Section 223 of the DGCL.

At the time of election or re-election, directors must beneficially own shares of Common Stock and must be less than 75 years of age, provided, in the sole discretion of the Board, a director who is over 75 years of age may be reelected for one additional term of one year.  A transfer by a director of all of his shares of Common Stock shall automatically operate as his or her resignation as a director.

Section 2.03Vacancies; New Directorships.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum.  The directors so chosen shall hold office until the next annual election of the class for which each such director has been chosen by the Board and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 2.04Place of Meetings.  Board meetings may be held at such places, within or without the State of Delaware, as the Board may, from time to time, determine or as may be specified in the call of any meetings.

Section 2.05Annual and Regular Meetings.  The annual meeting of the Board for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of the annual meeting of the stockholders or at the principal office of the Corporation.  The Board from time to time may by resolution provide for the holding of regular meetings and fix the place and the date and hour of such meetings.  Notice of regular meetings need not be given; provided, however, that if the Board shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly or otherwise sent as provided in Section 2.06, to each director who shall not have been present at the meeting at which such action was taken.  Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting.

Section 2.06Special Meetings; Notice; Waiver.  Special meetings of the Board shall be held whenever called by the Non-Executive Chairman, the Chief Executive Officer, or by at least one‑third (1/3) of directors of the Corporation then in office, at such place, date and hour as may be specified in the respective notices or waivers of notice of such meetings.

Notice of regular or special meetings of the Board may be given in one or more of the following ways: (i) by mailing, first class postage prepaid, written notice not less than five (5) business days before the meeting to each director, addressed to him or her at his or her usual place of business; or (ii) by personally delivering written notice not less than seventy‑two (72) hours before the meeting; or (iii) by delivering written notice by a nationally recognized overnight express courier scheduled for delivery not less than seventy-two (72) hours before the meeting; or (iv) by delivering the notice by telephone, facsimile, electronic transmission or in person in a manner reasonably designed to reach the director not less than seventy‑two (72) hours before the meeting.

Only business indicated in the notice may be transacted at a special meeting except upon the consent of all directors.

Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated herein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a Committee of the Board, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these Bylaws.

Section 2.07Presiding Officer and Secretary at Meetings.  Each meeting of the Board shall be presided over by the Non-Executive Chairman or, in his absence, any independent director as shall be chosen by the Board.  The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

Section 2.08Quorum; Voting Requirements.  At all meetings of the Board, the presence of a majority of the whole Board shall constitute a quorum for the transaction of business.  Except as otherwise required by the DGCL, by the Certificate of Incorporation or by these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.  If a quorum shall fail to attend any meeting, a majority of the directors present may adjourn the meeting to another place, date, or time, provided that twenty‑four (24) hours’ notice is given to all directors.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by directors consisting of at least a majority of the directors present at that meeting before such withdrawal.

Section 2.09Meetings by Means of Conference Telephone.  Members of the Board may participate in a meeting of the Board by means of conference telephone or other communications equipment that enables all persons participating in the meeting to hear each other and such participation shall constitute presence in person at such meeting.

Section 2.10Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board, or of any Committee thereof, may be taken without a meeting if all members of the Board or such Committee, as the case may be, consent thereto in writing

(including electronic transmissions), and such writing or electronic transmission is filed with the minutes of the proceedings of the Board or such Committee.

Section 2.11Regulations; Manner of Acting.  To the extent consistent with the DGCL, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the property, affairs and business of the Corporation as the Board may deem appropriate.  The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 2.12Resignations.  Any director may resign at any time by written or electronically transmitted notice delivered to the Non-Executive Chairman and the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon its delivery.

Section 2.13Removal of Directors.  Any director may be removed at any time, only for cause, upon the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote for the election of such director cast at a meeting of stockholders.

Section 2.14Compensation.  Each director shall be reimbursed for reasonable expenses incurred in attending any meeting of the Board or of any Committee of which such director shall be a member.  The Board may, by resolution, allow reasonable fees to some or all of the directors for attendance at any Board or Committee meeting.  No such payment shall preclude any directors from serving the Corporation in any other capacity and receiving compensation therefore.

Section 2.15Reliance on Accounts and Reports.  A director, or a member of any Committee designated by the Board, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 2.16Ratification.  Any transaction questioned in any stockholders’ derivative proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board (excluding any director who is a party to such proceeding) or by the stockholders if less than a quorum of directors is qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

Section 2.17Chairman of the Board.  A majority of the whole Board may elect one of the directors to be its chair (the “Chairman of the Board”). If a Chairman of the Board is elected, he or she shall exercise and perform such powers and duties as may be from time to time assigned to him or her by the Board.  The Non-Executive Chairman may serve as the Chairman of the Board. The Chairman of the Board may be removed from such position either for or without cause at any time by a majority of the whole Board.  The Chairman of the Board may resign at any time from such position by delivering a notice of resignation to the Board.

ARTICLE III
BOARD COMMITTEES

Section 3.01How Constituted.  The Board may, by resolution adopted by a majority of the whole Board, designate one (1) or more Committees (individually “Committee”) to serve at the pleasure of the Board, each Committee to consist of such number of directors as from time to time may be fixed by a majority of the whole Board.  Thereafter, members of each Committee may be designated by the Board at the annual meeting of the Board.  Any Committee may be abolished or re‑designated from time to time by a majority of the whole Board.  Each member of any Committee (whether designated at an annual meeting of the Board or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a director, or until his or her earlier death, resignation or removal.

Section 3.02Powers.  Subject to the DGCL, each Committee, except as otherwise provided in this Article III, shall have and may exercise such powers of the Board as may be provided by resolution or resolutions of the Board.

Section 3.03Proceedings.  Each Committee may fix its own rules of procedure and may meet at such place, at such time and upon such notice, if any, as it shall determine from time to time.  Each Committee shall keep minutes of its proceedings and shall report such proceedings to the Board at the meeting of the Board next following any such proceedings or as requested by the Board.

Section 3.04Quorum and Manner of Acting.  Except as may be otherwise provided in the resolution creating the Committee, at all meetings of any Committee, the presence of members constituting a majority of the total authorized membership of the Committee shall constitute a quorum for the transaction of business.  The act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.  Any action required or permitted to be taken at any meeting of any Committee may be taken without a meeting, if all members of the Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee.  The members of any Committee shall act only as a Committee, and the individual members of the Committee shall have no power as such.

Section 3.05Action by Telephonic Communications.  Members of any Committee may participate in a meeting of such Committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.06Resignations.  Any member of a Committee may resign at any time by delivering notice of resignation to the Non-Executive Chairman.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.07Removal.  Any member of a Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board.

Section 3.08Vacancies.  If any vacancy shall occur in a Committee by reason of disqualification, death, resignation, removal or otherwise, the remaining Committee members shall continue to act, and any such vacancy may be filled by a majority of the whole Board.

ARTICLE IV
OFFICERS

Section 4.01Number and Qualification.  The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, a President, one or more Vice Presidents (at the discretion of the Board), a Secretary, a Chief Financial Officer and such other officers as the Board shall designate.  Any number of offices may be held by the same person.  The Chief Executive Officer shall be a director of the Corporation.

Section 4.02Election.  Unless otherwise determined by a majority of the whole Board, the officers of the Corporation shall be elected by a majority of the whole Board at the annual meeting of the Board, and shall be elected to hold office until the next succeeding annual meeting of the Board.  In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board by a majority of the whole Board.  Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Section 4.03Officer Compensation.  The compensation of all officers of the Corporation shall be fixed by the Board.

Section 4.04Removal and Resignation; Vacancies.  All officers serve at the pleasure of the Board.  Any officer may be removed either for or without cause at any time by a majority of the whole Board.  Any officer may resign at any time by delivering a notice of resignation to the Non-Executive Chairman or the Chief Executive Officer.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board.

Section 4.05Authority and Duties of Officers.  The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by the DGCL.

Section 4.06Chief Executive Officer.  The Chief Executive Officer shall have general control and supervision of the policies, operations and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.  He or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation.  He or she shall have general supervision and direction of all of the other officers and agents.  He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation.  He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Chief Executive Officer or the Board.  The Chief Executive Officer shall perform such other duties and have such other powers as the Board may from time to time prescribe.  In the absence of, or during the disability of, the Chief Executive Officer, the Board shall designate an officer who shall have and exercise the powers, authority and responsibilities of the Chief Executive Officer.

Section 4.07President.  The President (if not the Chief Executive Officer) shall exercise and perform such powers and duties as may be from time to time assigned to him or her by the Board or the Chief Executive Officer.

Section 4.08Vice Presidents.  Each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Chief Executive Officer.  In the absence of the President, the duties of the President shall be performed and his or her powers may be exercised by such Vice President as shall be designated by the Chief Executive Officer, or failing such designation, such duties shall be performed and such powers may be exercised by each Vice President with the highest ranking; subject in any case to review and superseding action by the Chief Executive Officer.

Section 4.09Secretary.  The Secretary shall keep the minutes of all meetings of stockholders and of the Board.  He or she shall exercise the powers and shall perform the duties incident to the office of Secretary, and those that may otherwise from time to time be assigned to him or her, subject to the direction of the Board.

Section 4.10Chief Financial Officer.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall deposit or cause to be deposited all monies and other valuables in the name to the credit of the Corporation and shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer, the Board or these Bylaws.

Section 4.11Additional Officers.  The Board may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Chief Executive Officer or the Board.  The Board from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.  Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

Section 4.12Authority and Duties of Officers.  In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board.

ARTICLE V
COMMON STOCK

Section 5.01Certificates of Stock; Uncertificated Shares.  The shares of Common Stock shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of the Common Stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board, every holder of Common Stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed in the name of the Corporation, by any two authorized officers of the Company, including the Chief Executive Officer, the President, a Vice President, the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form.  Such certificate shall be in such form as the Board may determine, to the extent consistent with the DGCL, the Certificate of Incorporation and these Bylaws.

Section 5.02Signatures; Facsimile.  Any and all of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by the DGCL.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03Lost, Stolen or Destroyed Certificates.  The Board may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of the owner or owners of such certificate, setting forth such allegation.  The Board may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04Transfer of Stock Certificates.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer, conversion and registration of shares of Common Stock.

Section 5.05Registered Stockholders.  Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares of Common Stock represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares of Common Stock on the part of any other person, whether or not the Corporation shall have notice of such claim or interests.  Whenever any transfer of shares of Common Stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares of Common Stock are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.06Transfer Agent and Registrar.  The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares of Common Stock to bear the signature of any such transfer agents or registrars.

ARTICLE VI
OFFICES

Section 6.01Offices.  The registered office of the Corporation shall be in the State of Delaware.  The Corporation may also maintain offices at such other places both within and without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE VII
GENERAL PROVISIONS

Section 7.01Dividends.  Subject to any applicable provisions of the DGCL and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board at any regular or special meeting of the Board and any such dividend may be paid in cash, property, or shares of Common Stock.  Before payment, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, believes proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board shall believe conducive to the interest of the Corporation, and the Board may similarly modify or abolish any such reserve.

In order to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting and shall comply with the rules of the New York Stock Exchange or other exchange on which shares of the Corporation’s capital stock are listed.

A member of the Board shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 7.02Execution of Instruments.  The Chief Executive Officer, a President (if not the Chief Executive Officer), or any Vice President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  The Board or the Chief Executive Officer may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  Any such authorization may be general or limited to specific contracts or instruments.

Section 7.03Corporate Indebtedness.  No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board or the Chief Executive Officer.  Such authorization may be general or confined to specific instances.  Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual.  All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board or the Chief Executive Officer shall authorize.  When so authorized by the Board or the Chief Executive Officer, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

Section 7.04Deposits.  Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositories as may be determined by the Board or the Chief Executive Officer, or by such officers or agents as may be authorized by the Board to make such determination.

Section 7.05Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board or the Chief Executive Officer may from time to time determine.

Section 7.06Sale, Transfer, Etc. of Securities.  To the extent authorized by the Board in accordance with these Bylaws, the Chief Executive Officer, any Vice President, the Secretary or the Chief Financial Officer or any officer designated by the Board, may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

Section 7.07Voting as Stockholder.  Unless otherwise determined by resolution of the Board, the Chief Executive Officer, the President (if not the Chief Executive Officer) or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock.  Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting.  The Board may by resolution from time to time confer such power and authority upon any other person or persons.

Section 7.08Fiscal Year.  The fiscal year of the Corporation shall consist of twelve (12) calendar months terminating on September 30 of each calendar year.

Section 7.09Seal.  The seal of the Corporation shall be in such form as shall be approved by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board.

Section 7.10Books and Records.  Except to the extent otherwise required by the DGCL, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.

Section 7.11Time Periods.  In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 7.12Facsimile Signatures.  In addition to the provisions for the use of facsimile signatures, conformed signatures or electronically transmitted signatures elsewhere specifically authorized in these Bylaws, facsimile signatures, conformed signatures or electronically transmitted signatures of any officer or officers of the Corporation may be used.

ARTICLE VIII
NOTICES

Section 8.01Notices.  Except as otherwise provided herein, whenever notice is required to be given to any stockholder, director, member of a Committee, officer, or agent, such requirement shall not be construed to mean personal notice.  Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, first class postage prepaid, addressed to such stockholder, director, member of a Committee, officer, or agent at his or her address as the same appears on the books of the Corporation.  The time when such notice is deposited shall be the time of the giving of the notice.  Written notice may also be given personally, by courier service (with proof of delivery) or by electronic transmission.  Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 8.02Waivers.  A written waiver of any notice, signed by a stockholder, director, member of a Committee, officer, or agent, or a waiver by electronic transmission by the person or persons entitled to said notice whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, member of a Committee, officer, or agent.  Neither the business nor the purpose of any meeting need be specified in any waiver of notice.

Section 8.03Definition of Electronic Transmission.  An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX
INDEMNIFICATION

Section 9.01Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.  Subject to Section 9.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 9.02Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 9.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 9.03Authorization of Indemnification.  Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.01 or Section 9.02, as the case may be. Such determination shall be made, with respect to a person who is a director, officer or employee at the time of such determination: (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders. Such determination shall be made, with respect to former directors, officers and employees, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director, officer and employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 9.04Good Faith Defined.  For purposes of any determination under Section 9.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 9.04 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 9.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.01 or 9.02, as the case may be.

Section 9.05Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 9.03, and notwithstanding the absence of any determination thereunder, any present or former director, officer or employee may apply to the Court of Chancery of the State of Delaware for indemnification to the extent otherwise permissible under Sections 9.01 and 9.02. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer or employee is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 9.01 or 9.02, as the case may be. Neither a contrary determination in the specific case under Section 9.03, nor the absence of any determination thereunder, shall be a defense to such application or create a presumption that such director, officer or employee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer or employee seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 9.06Expenses Payable in Advance.  Expenses incurred by a director, officer or employee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX.

Section 9.07Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 9.01 and 9.02 shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.01 or 9.02 of this Article IX, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 9.08Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX or of the DGCL.

Section 9.09Certain Definitions.  For purposes of this Article XI, references to “director”, “officer” or “employee” shall include both present and former directors, officers and employees. For purposes of this Article IX, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

Section 9.10Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 9.11Limitation on Indemnification.  Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.05), the Corporation shall not be obligated to indemnify any director, officer or employee in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.

Section 9.12Indemnification of Agents.  The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to agents of the Corporation similar to those conferred in this Article IX to directors, officers and employees of the Corporation.

Section 9.13Effect of Amendment or Repeal.  Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of the Certificate of Incorporation or the Bylaws inconsistent with this Article IX, shall adversely affect any right or protection of any present or former director, officer, employee or other agent established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including, without limitation, by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

Section 9.14Severability.  If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, all portions of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, all portions of any Section of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 9.15Vesting of Rights Under Article IX.  All rights and protection pursuant to this Article IX of any director, officer or employee shall immediately vest and be effective upon the election of such director or officer and the employment of such employee.

ARTICLE X
AMENDMENT OF BYLAWS

Section 10.01 Amendment.  These Bylaws may be amended, altered or repealed in whole or in part, or new Bylaws may be adopted: (i) by resolution adopted by a majority of the whole Board at any special or regular meeting of the Board, if, in the case of such special meeting only, notice of such amendment, alteration, repeal or adoption of new Bylaws is contained in the notice or waiver of notice of such meeting; or (ii) by the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock entitled to vote at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration, repeal or adoption of new Bylaws is contained in the notice or waiver of notice of such meeting, and, provided further, that any proposal by a stockholder to amend these Bylaws will be subject to the provisions of Section 13 of these Bylaws except as otherwise required by law.

ARTICLE XI
FORUM SELECTION

Section 11.01 Delaware Forum.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation of the Corporation or these Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation of the Corporation or these Bylaws; or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

Section 11.02 Federal Forum.  Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.  Nothing in this Article XI affects suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII
CONSTRUCTION

Section 12.01 Construction.  In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, a natural person or any other legal entity.

PHX MINERALS INC.

(a Delaware corporation)

CERTIFICATE OF ADOPTION

OF

BYLAWS

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of PHX Minerals Inc., a Delaware corporation, and that the foregoing Bylaws comprising 32 pages were duly adopted as the Corporation’s Bylaws effective on April 1, 2022, by the Corporation’s Board of Directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 1st day of April, 2022.

/s/ Ralph D’Amico
Ralph D’Amico, Secretary

Certification of Adoption of Bylaws of PHX Minerals Inc.